Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this [____] day of November, 2012 by and between Genesis Group Holdings, Inc., a Delaware corporation (the “Corporation”), and [_____________] (the “Indemnitee”) and is to be effective as of the time the Indemnitee first provided service to the Corporation as an officer and/or director.

RECITALS:

A.           Indemnitee, an officer and/or director of the Corporation, performs valuable services in such capacity(ies) for the Corporation.

B.           The Delaware General Corporation Law, as amended (the “Code”) and the bylaws of the Corporation (the “Bylaws”) provide for and/or allow for the indemnification of officers, directors, agents and employees of the Corporation.

C.           The Bylaws and the Code by their nonexclusive nature, permit contracts between the Corporation and the directors and officers of the Corporation with respect to indemnification and advancement of expenses of such directors and officers.

D.           In accordance with the authorization as provided by the Code, the Corporation may purchase and maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities that may be incurred by its directors and officers in the performance of their obligations as directors and officers of the Corporation.

E.           As a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded Corporation directors and officers by such D & O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions.

F.           There have been changes in the Code and other laws, as well as a continuing and increasing risk associated with legal actions against directors and officers.

G.           This Agreement is a supplement to and in furtherance of the Bylaws and the certificate of incorporation of the Corporation, as amended (the “Certificate”) and any resolutions adopted pursuant thereto by the Corporation’s board of directors or stockholders, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

H.           In order to induce Indemnitee to continue to serve as a director and/or officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as an officer and/or director after the date hereof, the parties hereto agree as follows:

1.   Definitions.  The following terms, as used herein, shall have the following respective meanings:

(a)   “Change in Control” means a change in control of the Corporation occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act, but excluding (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation and (iii) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities (other than any such person or any affiliate thereof that is such a twenty percent (20%) beneficial owner as of the date hereof) without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Corporation is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.  A Change in Control shall not be deemed to have occurred under item (i) above if the “person” described under item (i) is entitled to report its ownership on Schedule 13G promulgated under the Act and such person is able to represent that it acquired such securities in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect.  If the “person” referred to in the previous sentence would at any time not be entitled to continue to report such ownership on Schedule 13G pursuant to Rule 13d-1(b)(3)(i)(B) of the Act, then a Change in Control shall be deemed to have occurred at such time.

(b)   “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Corporation.

(c)   “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)   “Enterprise” shall mean the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Corporation as a director, officer, employee, agent or fiduciary.

(e)   “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being or preparing to be a witness in a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and (ii) for purposes of Section 9(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Corporation in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f)   “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of the Code and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)   “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer of the Corporation, by reason of any action taken by him or her or of any inaction on his or her part while acting as a director and/or officer of the Corporation or by reason of the fact of his or her Corporate Status or that he or she otherwise is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement, including one pending on or before the date of this Agreement and excluding one initiated by an Indemnitee pursuant to Section 9 of this Agreement to enforce his or her rights under this Agreement.  If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(h)   Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(i)   “Losses” means any amounts or sums which Indemnitee is legally obligated to pay as a result of any Proceeding, including, without limitation, damages, judgments, penalties, fines and sums or amounts paid in settlement of a Proceeding.

2.   Indemnity of Indemnitee.  The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Code, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)   Proceedings Other Than Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Corporation.  Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses and Losses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)   Proceedings by or in the Right of the Corporation.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor.  Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that, if applicable law so requires, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

(c)   Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding or defense of any claim, issue or matter therein, in whole or in part, he or she shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter, to the fullest extent permitted by law.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)   Shadow or Monitoring Counsel.  Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with any Proceeding, at the expense of the Corporation, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding.

3.   Additional Indemnity.

(a)   Subject only to the exclusions set forth in Section 3(b) hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses and Losses actually and reasonably incurred by Indemnitee in connection with any Proceeding (including an action by or on behalf of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his or her Corporate Status; provided, however, that with respect to actions by or on behalf of the Corporation, indemnification of Indemnitee against any judgments shall be made by the Corporation only as authorized in the specific case upon a determination that Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; and

(b)   No indemnity pursuant to this Section 3 shall be paid by the Corporation:

(i)   In respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication, not subject to appeal, that such remuneration was in violation of law;

(ii)   For which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(iii)          For (i) an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Act or similar provisions of any federal, state or local statutory law or (ii) any reimbursement of the Corporation by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(iv)          On account of Indemnitee’s conduct which is finally adjudged, not subject to appeal, to have been knowingly fraudulent, or to constitute willful misconduct; or

(v)   If a final decision, not subject to appeal, by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4.   Contribution.  To the fullest extent permitted by law, if the indemnification provided in Sections 2 and 3 hereof is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section 3(b), then the Corporation shall contribute to the amount of Losses and Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other in connection with the events which resulted in such Losses or Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, and participation in the event(s) resulting in such Expenses and Losses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5.   Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

6.   Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Corporation shall advance, to the extent not prohibited by law, all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claims.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.  The Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Corporation.  No other form of undertaking shall be required other than the execution of this Agreement.  This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3(b)(ii) or (iii).

7.   Procedure for Determination of Entitlement to Indemnification.

(a)   Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  The failure by Indemnitee to notify the Corporation hereunder shall not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification and/or advancement of Expenses, advise the Board of Directors in writing that Indemnitee has made such a request.

(b)   The Corporation shall be entitled to participate in the Proceeding at its own expense.

(c)   Upon written request by Indemnitee for indemnification pursuant to Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement based on the applicable standard of conduct for indemnification thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided in Clause (ii) below) or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of the Disinterested Directors; or (B) if there are no such Disinterested Directors or, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (C) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors; or (D) if so directed by said Disinterested Directors, by the stockholders of the Corporation; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board of Directors or stockholder of the Corporation shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d)   If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(c) hereof, the Independent Counsel shall be selected as provided in this Section 7(d).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(c) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(c) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(d), regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(e)   The Corporation shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Corporation has undertaken to defend provided that the Corporation (i) assumes full and sole responsibility for such settlement, (ii) the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability, (iii) the settlement does not impose any financial penalties or SEC bars on future service on the Indemnitee, and (iv) if the Indemnitee has sought indemnification for any other then existing Proceeding, the Corporation will not be insolvent or nearing insolvency upon consummation of the settlement.

8.   Presumptions and Effect of Certain Proceedings.

(a)   In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)   Subject to Section 9(f), if the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30)-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(c) of this Agreement.

(c)   The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)   For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  The provisions of this Section 8(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

9.   Remedies of Indemnitee.

(a)   Subject to Section 9(f), in the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(c) of this Agreement within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification or contribution is not made pursuant to Section 2(c), 3 or 4 of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 or 8 of this Agreement or (vi) in the event that the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification and/or advancement of Expenses, as the case may be.  Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)   In the event that a determination shall have been made pursuant to Section 7(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)   If a determination shall have been made pursuant to Section 7(c) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification and resulting in Indemnitee no longer satisfying the applicable standard of conduct for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d)   In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if he or she prevails therein.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.  It is the intent of the Corporation that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under the Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation if Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advancement shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e)   The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(f)   Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

10.   Subrogation.  Except as provided in Section 19 below, in the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11.   Non-Exclusivity of Rights.  The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate or Bylaws, agreement, vote or resolution of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12.   Survival of Rights.  All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), whether the act or omission occurred or Proceeding is brought before or after the date of this Agreement, and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 9 hereof) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee or agent of the Corporation or any other enterprise at the Corporation’s request.

13.   Insurance.

(a)   To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  If, at the time of the receipt of a notice of a claim or commencement of a Proceeding pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(b)   In the event of a Change in Control or the Corporation’s becoming insolvent—including being placed into receivership or entering the federal bankruptcy process and the like—the Corporation shall maintain in force any and all insurance policies then maintained by the Corporation in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of six years thereafter (a “Tail Policy”).  Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).  Any such Tail Policy shall be placed by the Corporation’s broker.

14.   No Duplication of Payments.  The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

15.   Exception to Right of Indemnification.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or (b) such Proceeding is being brought by the Indemnitee to assert his or her rights under this Agreement.

16.   Security.  To the extent requested by the Indemnitee and approved by the Board of Directors, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

17.   Enforcement.

(a)   The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or officer of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Corporation.

(b)   This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, any vote or resolution of the Corporation’s board of directors or stockholders, and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

18.   Specific Performance.  The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.  The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Corporation hereby waives any such requirement of a bond or undertaking.

19.   Primacy.  If Indemnitee was or is serving in his or her capacity as a director, officer, employee or agent of the Corporation in connection with his or her employment or other relationship with another investor in this Corporation, and such other investor provides for indemnification or advancement of expenses for the benefit of Indemnitee for the matters covered by the Corporation’s obligations under this Agreement, the Corporation’s obligations, if any, pursuant to this Agreement to indemnify or advance expenses to Indemnitee shall be superior to and not pari passu or junior to such other investor’s obligations to Indemnitee.

20.   Separability.  If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

21.   Governing Law.  The parties agree that this Agreement and legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22.   Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed; (iii) sent by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed; or (iv) sent by facsimile transmission, with receipt of confirmation that such transmission has been received:

(a)           If to Indemnitee, to:

[_____________]
[_______________]
[_______________]
Facsimile:  [______________]

(b)        If to the Corporation, to:

Genesis Group Holdings, Inc.
2500 N. Military Trail, Suite 275
Boca Raton, Florida 33431
Facsimile:  (___) ___-____

Attention: Chief Executive Officer and Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

23.   Notice by Indemnitee.  Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

24.   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

25.   Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the parties hereto.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, the Bylaws and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver, unless, in each case, the waiver expressly so states.

26.   Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27.   Gender.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:

GENESIS GROUP HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE:

[___________]